Exhibit 99.1
Verisk Reports First-Quarter 2019 Financial Results

•	Consolidated revenue was $625 million, up 7.5%; organic constant currency (OCC) revenue growth, a non-GAAP measure, was 6.7%.

•	Operating income was $202 million, up 4.1%. Adjusted EBITDA, a non-GAAP measure, was $292 million, up 8.2%. OCC adjusted EBITDA growth was 6.8%.

•	Net income was $134 million, up 1.0%. Adjusted net income was $171 million, up 7.1%.

•	Diluted GAAP earnings per share (GAAP EPS) were $0.81; diluted adjusted earnings per share (adjusted EPS), a non-GAAP measure, were $1.03.

•	Net cash provided by operating activities was $366 million for the first quarter of 2019, up 12.0%. Free cash flow, a non-GAAP measure, was $321 million, up 13.1%.

•
The company paid a cash dividend of 25 cents per share on March 29, 2019. The company’s Board of Directors approved a cash dividend of 25 cents per share on April 29, 2019 for the second quarter of 2019.

•	The company repurchased $75 million of its shares for the quarter ended March 31, 2019.
JERSEY CITY, N.J., April 30, 2019 — Verisk (Nasdaq:VRSK), a leading data analytics provider, today announced results for the quarter ended March 31, 2019.
Scott Stephenson, chairman, president, and CEO, said, “This year is off to a solid start for Verisk, driven by continued strength in our Insurance business and ongoing improvements in our Energy and Specialized Markets business. We continue to invest to fuel future innovation, and our pipeline of ideas for both new solutions and fresh ways to engage with our customers remains robust. We are well positioned to continue to execute on our strategies and create shareholder value over the long term.”
Lee Shavel, CFO and executive vice president, said, “Verisk delivered organic constant currency revenue growth of 6.7% and organic constant currency adjusted EBITDA growth of 6.8%, resulting in margin expansion in the quarter. We continue to manage capital prudently through internal investment, strategic acquisitions, and the return of $116 million to shareholders in the form of share repurchases and dividends.”
Table 1: Summary of Results (GAAP and Non-GAAP)
(in millions, except per share amounts)
Note: Adjusted EBITDA, adjusted net income, and diluted adjusted EPS are non-GAAP measures.

	Three Months Ended
	March 31,
	2019	2018	Change
Revenues	$625.0	$581.2	7.5%
Adjusted EBITDA	291.8	269.5	8.2
Net income	134.4	133.0	1.0
Adjusted net income	170.7	159.5	7.1
Diluted GAAP EPS	0.81	0.79	2.5
Diluted adjusted EPS	1.03	0.94	9.6
Revenue
Consolidated revenue increased 7.5% in first-quarter 2019 compared with first-quarter 2018. OCC revenue growth was 6.7%.

Table 2: Revenues and Revenue Growth by Segment
(in millions)

			Revenue Growth
	Three Months Ended		Three Months Ended
	March 31,		March 31, 2019
	2019	2018	Reported	Organic	OCC
Underwriting & rating	$303.5	$280.6	8.2%	6.5%	6.8%
Claims	147.7	132.0	11.8	8.0	8.2
Insurance	451.2	412.6	9.3	7.0	7.3
Energy and Specialized Markets	130.8	125.5	4.2	4.2	6.7
Financial Services	43.0	43.1	(0.1)	(0.1)	0.7
Revenues	$625.0	$581.2	7.5	5.9	6.7
Insurance segment revenue grew 9.3% in the first quarter of 2019 and 7.3% on an OCC basis.

•
Underwriting & rating revenue increased 8.2% in the quarter and 6.8% on an OCC basis, resulting primarily from increases in industry-standard insurance programs, property-specific underwriting, and catastrophe modeling solutions revenue.

•	Claims revenue grew 11.8% in the quarter and 8.2% on an OCC basis. OCC revenue growth was driven by repair cost estimating, claims analytics, and remote imagery solutions.
Energy and Specialized Markets segment revenue increased 4.2% in the quarter and 6.7% on an OCC basis, resulting primarily from increases in market and cost intelligence solutions, environmental health and safety services, and core research revenues.
Financial Services segment revenue declined 0.1% in the quarter and increased 0.7% on an OCC basis. OCC revenue growth was primarily driven by spend-informed analytics solutions offset by weakness in enterprise data management solutions.
Operating Income and Adjusted EBITDA
Operating income was $202 million, up 4.1% in first-quarter 2019 compared with first-quarter 2018. Adjusted EBITDA increased 8.2% to $292 million in first-quarter 2019. On an OCC basis, adjusted EBITDA increased 6.8%.
Operating expenses increased 9.3% to $423 million in first-quarter 2019 primarily driven by costs related to purchase price earn-outs from acquisitions. Adjusted EBITDA expenses increased 6.9% compared with first-quarter 2018. On an OCC basis, adjusted EBITDA expenses increased 6.6%. The year-over-year OCC increase was primarily due to salaries and benefits related to innovation and business growth.
Insurance segment operating income increased 2.5% to $194 million in the first quarter of 2019. Insurance segment adjusted EBITDA and OCC adjusted EBITDA grew 8.2% and 6.5%, respectively.
Energy and Specialized Markets segment operating income increased 90.2% to $6 million in the first quarter of 2019. Energy and Specialized Markets segment adjusted EBITDA and OCC adjusted EBITDA grew 15.3% and 14.1%, respectively.
Financial Services segment operating income increased 17.2% to $3 million in the first quarter of 2019. Financial Services segment adjusted EBITDA and OCC adjusted EBITDA decreased 8.1% and 7.6%, respectively.

Table 3: Adjusted EBITDA by Segment
(in millions)
Note: Adjusted EBITDA is a non-GAAP measure.

			Adjusted EBITDA Growth
	Three Months Ended		Three Months Ended
	March 31,		March 31, 2019
	2019	2018	Reported	Organic	OCC
Insurance	$239.8	$221.5	8.2%	6.4%	6.5%
Energy and Specialized Markets	38.7	33.6	15.3	18.3	14.1
Financial Services	13.3	14.4	(8.1)	(8.1)	(7.6)
Adjusted EBITDA	$291.8	$269.5	8.2	7.1	6.8
Table 4: Adjusted EBITDA Margin by Segment
(in millions)
Note: Adjusted EBITDA margin is a non-GAAP measure.

	Three Months Ended
	March 31,
	2019	2018

	Reported
Insurance	53.1%	53.7%
Energy and Specialized Markets	29.6	26.8
Financial Services	30.8	33.5
Adjusted EBITDA margin	46.7	46.4
Net Income and Earnings Per Share
Net income increased 1.0% to $134 million for the three months ended March 31, 2019. Diluted GAAP EPS was $0.81 for first-quarter 2019, an increase of 2.5% compared with the same period in 2018. Diluted adjusted EPS was $1.03 for first-quarter 2019, an increase of 9.6% compared with the same period in 2018. Diluted adjusted EPS benefited from organic growth in the business, contributions from acquisitions, and lower share count. The benefits were partially offset by an increase in depreciation and amortization expense and a higher effective tax rate.
Cash Flow
Net cash provided by operating activities was $366 million for the three months ended March 31, 2019, an increase of 12.0%. Capital expenditures increased 4.6% to $45.2 million for the three months ended March 31, 2019. The increase in capital expenditures for the first quarter of 2019 compared with the first quarter of 2018 was primarily related to software development to promote growth in organic businesses and recent acquisitions. Free cash flow was $321 million for the first quarter of 2019, an increase of 13.1%.
Free cash flow represented 110.0% of adjusted EBITDA for the three months ended March 31, 2019, compared with 105.3% in the prior-year period.
Senior Notes
During the first quarter of 2019, the company completed an issuance of $400 million aggregate principal amount of 4.125% senior notes due 2029. The company used the proceeds to repay amounts outstanding under its revolving credit facility and for general corporate purposes.
Dividend
On March 29, 2019, Verisk paid a cash dividend of 25 cents per share of common stock issued and outstanding to the holders of record as of March 15, 2019.

On April 29, 2019, Verisk’s Board of Directors approved a cash dividend of 25 cents per share of common stock issued and outstanding, payable on June 28, 2019, to holders of record as of June 14, 2019.

Share Repurchases
The company repurchased, through an accelerated share repurchase (ASR) agreement, 637 thousand shares at an average price of $117.82 for a total cost of $75 million in the three months ended March 31, 2019. The company also entered into an additional $50 million ASR agreement; the associated shares will be delivered and settled in the second quarter of 2019. At March 31, 2019, the company had $353 million remaining under its share repurchase authorization.
Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, May 1, 2019, at 8:30 a.m. EDT (5:30 a.m. PDT, 1:30 p.m. BST) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 1-512-961-6560 for international participants.
A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 1-404-537-3406 for international participants using conference ID #9390838.
About Verisk
Verisk (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, energy and specialized markets, and financial services. Using advanced technologies to collect and analyze billions of records, Verisk draws on unique data assets and deep domain expertise to provide first-to-market innovations that are integrated into customer workflows. Verisk offers predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, global risk analytics, natural resources intelligence, economic forecasting, and many other fields. Around the world, Verisk helps customers protect people, property, and financial assets.
Headquartered in Jersey City, N.J., Verisk operates in 30 countries and is a member of Standard & Poor’s S&P 500® Index. In 2018, Forbes magazine named Verisk to its World’s Best Employers list. For more information, please visit www.verisk.com.
Contact:
Investor Relations
Stacey Brodbar
Head of Investor Relations
Verisk
201-469-4327
IR@verisk.com

Media
Frank Lentini
Edelman (for Verisk)
212-704-4425
frank.lentini@edelman.com
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, Verisk’s expectation and ability to pay a cash dividend on its common stock in the future, subject to the determination by the Board of Directors and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as organic constant currency revenue and organic constant currency revenue growth; EBITDA and EBITDA growth; adjusted EBITDA and adjusted EBITDA growth on an as-reported, organic, and organic constant currency basis; EBITDA margin and adjusted EBITDA margin; adjusted net income and adjusted net income growth; basic and diluted adjusted EPS and adjusted EPS growth; and free cash flow and free cash flow growth, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
Our operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact change in value over time compared with the U.S. dollar; accordingly, we present certain constant currency financial information to provide a framework to assess how our businesses performed excluding the impact of foreign currency exchange rate fluctuations. We calculate constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period.

Organic revenue, a non-GAAP measure, is defined as revenues excluding the effect of recent acquisitions that have occurred over the past year. An acquisition is included in organic revenue at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in our current-period organic revenue, its comparable prior-year-period revenue is also included to calculate organic revenue growth.
EBITDA, a non-GAAP measure, is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “EBITDA” as net income before interest expense, provision for income taxes, and depreciation and amortization expense. The company defines “adjusted EBITDA” as EBITDA before nonoperating acquisition-related costs (earn-outs) and nonrecurring gain and interest income on the subordinated promissory note. “Organic adjusted EBITDA” is defined as adjusted EBITDA excluding the effect of recent acquisitions.
Although securities analysts, lenders, and others frequently use EBITDA and adjusted EBITDA in their evaluation of companies, EBITDA and adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses EBITDA and adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	EBITDA and adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future; EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate EBITDA and adjusted EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.
See Table 5 (below) for a reconciliation of adjusted EBITDA expenses to operating expenses. See Table 6 for a reconciliation of adjusted EBITDA to operating income by segment, Table 7 for a reconciliation of adjusted EBITDA margin to operating income margin by segment, Table 8 for a reconciliation of adjusted net income to net income, and Table 9 for a reconciliation of free cash flow to net cash provided by operating activities.
Table 5: Adjusted EBITDA Expense Reconciliation
(in millions)
Note: Adjusted EBITDA expenses are a non-GAAP measure.

	Three Months Ended
	March 31,
	2019	2018	Change
Operating expenses	$422.6	$386.7	9.3%
Depreciation and amortization of fixed assets	(46.6)	(40.5)	15.0
Amortization of intangible assets	(33.2)	(33.2)	(0.1)
Investment income and others, net	0.4	(0.6)	(164.4)
Acquisition-related costs (earn-out)	(10.0)	(3.7)	169.6
Gain and interest income on subordinated promissory note receivable	—	3.0	(100.0)
Adjusted EBITDA expenses	$333.2	$311.7	6.9
Table 6: Segment Results Summary and Adjusted EBITDA Reconciliation
(in millions)
Note: Adjusted EBITDA is a non-GAAP measure.

	Three Months Ended March 31, 2019				Three Months Ended March 31, 2018
	Insurance	Energy and Specialized Markets	Financial Services	Total	Insurance	Energy and Specialized Markets	Financial Services	Total
Organic revenues	$441.1	$130.8	$43.0	$614.9	$412.1	$125.5	$43.1	$580.7
Revenues from acquisitions	10.1	—	—	10.1	0.5	—	—	0.5
Revenues	$451.2	$130.8	$43.0	$625.0	$412.6	$125.5	$43.1	$581.2

Organic adjusted EBITDA	$235.7	$39.7	$13.3	$288.7	$221.5	$33.6	$14.4	$269.5
Adjusted EBITDA from acquisitions	4.1	(1.0)	—	3.1	—	—	—	—
Adjusted EBITDA	239.8	38.7	13.3	291.8	221.5	33.6	14.4	269.5
Acquisition-related costs (earn-out)	(7.5)	(2.5)	—	(10.0)	—	(0.2)	(3.5)	(3.7)
Gain and interest income on subordinated promissory note receivable	—	—	—	—	2.5	0.2	0.3	3.0
Depreciation and amortization of fixed assets	(31.9)	(10.3)	(4.4)	(46.6)	(27.4)	(11.0)	(2.1)	(40.5)
Amortization of intangible assets	(6.8)	(20.6)	(5.8)	(33.2)	(5.4)	(21.6)	(6.2)	(33.2)
Investment income and others, net	(0.1)	0.5	—	0.4	(2.5)	2.1	(0.2)	(0.6)
Operating income	$193.5	$5.8	$3.1	$202.4	$188.7	$3.1	$2.7	$194.5

Table 7: Segment Adjusted EBITDA Margin Reconciliation
Note: Adjusted EBITDA margin is a non-GAAP measure.

	Three Months Ended March 31, 2019				Three Months Ended March 31, 2018
	Insurance	Energy and Specialized Markets	Financial Services	Total	Insurance	Energy and Specialized Markets	Financial Services	Total
Adjusted EBITDA margin	53.1%	29.6%	30.8%	46.7%	53.7%	26.8%	33.5%	46.4%
Acquisition-related costs (earn-out)	(1.6)	(1.9)	—	(1.6)	—	(0.2)	(8.1)	(0.6)
Gain and interest income on subordinated promissory note receivable	—	—	—	—	0.6	0.2	0.6	0.5
Depreciation and amortization of fixed assets	(7.1)	(7.8)	(10.2)	(7.5)	(6.7)	(8.8)	(4.9)	(7.0)
Amortization of intangible assets	(1.5)	(15.8)	(13.5)	(5.3)	(1.3)	(17.2)	(14.4)	(5.7)
Investment income and others, net	—	0.4	0.1	0.1	(0.6)	1.7	(0.5)	(0.1)
Operating income margin	42.9	4.5	7.2	32.4	45.7	2.5	6.2	33.5
Table 8: Adjusted Net Income Reconciliation
(in millions, except per share amounts)
Note: Adjusted net income is a non-GAAP measure.

	Three Months Ended
	March 31,
	2019	2018	Change
Net income	$134.4	$133.0	1.0%
plus: Amortization of intangible assets	33.2	33.2
less: Income tax effect on amortization of intangible assets	(6.9)	(6.9)
plus: Acquisition-related costs (earn-out) and related interest	10.5	3.7
less: Income tax effect on acquisition-related costs (earn-out)	(0.5)	(1.2)
less: Interest income and gain on subordinated promissory note receivable	—	(3.0)
plus: Income tax effect on interest income and gain on subordinated promissory note receivable	—	0.7
Adjusted net income	$170.7	$159.5	7.1

Basic adjusted EPS	$1.04	$0.97	7.2
Diluted adjusted EPS	$1.03	$0.94	9.6

Weighted average shares outstanding
Basic	163.5	165.0
Diluted	166.5	169.0
Table 9: Free Cash Flow Reconciliation
(in millions)
Note: Free cash flow is a non-GAAP measure.

	Three Months Ended
	March 31,
	2019	2018	Change
Net cash provided by operating activities	$366.1	$327.0	12.0%
less: Capital expenditures	(45.2)	(43.2)	4.6
Free cash flow	$320.9	$283.8	13.1
Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of March 31, 2019, and December 31, 2018

	2019	2018

	(in millions, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$179.5	$139.5
Accounts receivable, net of allowance for doubtful accounts of $6.5 and $5.7, respectively	438.6	356.4
Prepaid expenses	59.8	63.9
Income taxes receivable	6.0	34.0
Other current assets	51.0	50.7
Total current assets	734.9	644.5
Noncurrent assets:
Fixed assets, net	557.7	555.9
Operating lease right-of-use assets, net	239.6	—
Intangible assets, net	1,249.0	1,227.8
Goodwill, net	3,431.7	3,361.5
Deferred income tax assets	11.4	11.1
Other assets	116.8	99.5
Total assets	$6,341.1	$5,900.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$236.3	$263.5
Short-term debt and current portion of long-term debt	180.5	672.8
Deferred revenues	602.1	383.1
Operating lease liabilities	37.0	—
Income taxes payable	2.5	5.2
Total current liabilities	1,058.4	1,324.6
Noncurrent liabilities:
Long-term debt	2,443.3	2,050.5
Deferred income tax liabilities	354.2	350.6
Operating lease liabilities	230.5	—
Other liabilities	84.2	104.0
Total liabilities	4,170.6	3,829.7
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 2,000,000,000 shares authorized; 544,003,038 shares issued and 163,652,594 and 163,970,410 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,301.9	2,283.0
Treasury stock, at cost, 380,350,444 and 380,032,628 shares, respectively	(3,635.2)	(3,563.2)
Retained earnings	4,036.0	3,942.6
Accumulated other comprehensive losses	(532.3)	(591.9)
Total stockholders’ equity	2,170.5	2,070.6
Total liabilities and stockholders’ equity	$6,341.1	$5,900.3

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three Months Ended March 31, 2019 and 2018

	Three Months Ended March 31,
	2019	2018

	(in millions, except for share and per share data)
Revenues	$625.0	$581.2
Operating expenses:
Cost of revenues (exclusive of items shown separately below)	231.4	221.2
Selling, general and administrative	111.4	91.8
Depreciation and amortization of fixed assets	46.6	40.5
Amortization of intangible assets	33.2	33.2
Total operating expenses	422.6	386.7
Operating income	202.4	194.5
Other income (expense):
Investment income and others, net	(0.4)	0.6
Interest expense	(31.9)	(32.8)
Total other expense, net	(32.3)	(32.2)
Income before income taxes	170.1	162.3
Provision for income taxes	(35.7)	(29.3)
Net income	$134.4	$133.0
Basic net income per share	$0.82	$0.81
Diluted net income per share	$0.81	$0.79
Weighted average shares outstanding:
Basic	163,528,343	165,043,047
Diluted	166,544,945	168,992,535

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Three Months Ended March 31, 2019 and 2018

	2019	2018

	(in millions)
Cash flows from operating activities:
Net income	$134.4	$133.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	46.6	40.5
Amortization of intangible assets	33.2	33.2
Amortization of debt issuance costs and original issue discount	0.9	1.0
Provision for doubtful accounts	1.2	1.5
Stock based compensation	9.2	8.8
Realized loss on available-for-sale securities, net	(0.4)	—
Deferred income taxes	3.3	(0.6)

Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(81.6)	(74.7)
Prepaid expenses and other assets	6.6	(6.9)
Income taxes	25.3	24.4
Accounts payable and accrued liabilities	(29.9)	(3.0)
Deferred revenues	217.7	199.1
Other liabilities	(0.4)	(29.3)
Net cash provided by operating activities	366.1	327.0
Cash flows from investing activities:
Acquisitions, net of cash acquired of $3.7 and $2.3, respectively	(69.1)	(21.8)
Escrow funding associated with acquisitions	—	(0.4)
Capital expenditures	(45.2)	(43.2)
Purchases of available-for-sale securities	(0.1)	(0.1)
Proceeds from sales and maturities of available-for-sale securities	0.1	0.1
Other investing activities, net	(6.0)	(3.1)
Net cash used in investing activities	(120.3)	(68.5)
Cash flows from financing activities:
Repayments of short-term debt, net	(245.0)	(235.0)
Repayments of current portion of long-term debt, net	(250.0)	—
Proceeds from issuance of long-term debt, net of original issue discount	397.9	—
Payment of debt issuance costs	(2.9)	—
Repurchases of common stock	(75.0)	(36.2)
Proceeds from stock options exercised	11.6	17.5
Dividends paid	(40.9)	—
Other financing activities, net	(2.1)	(0.5)
Net cash used in financing activities	(206.4)	(254.2)
Effect of exchange rate changes	0.6	3.2
Increase in cash and cash equivalents	40.0	7.5
Cash and cash equivalents, beginning of period	139.5	142.3
Cash and cash equivalents, end of period	$179.5	$149.8
Supplemental disclosures:
Income taxes paid	$7.5	$5.1
Interest paid	$15.3	$19.3
Noncash investing and financing activities:
Repurchases of common stock included in accounts payable and accrued liabilities	$—	$3.6
Deferred tax (asset) liability established on date of acquisition	$(0.1)	$1.6
Right-of-use assets obtained in exchange for new operating lease liabilities	$247.6	$—
Finance lease obligations	$1.7	$7.7
Debt issuance costs included in accounts payable and accrued liabilities	$1.0	$—
Fixed assets included in accounts payable and accrued liabilities	$0.7	$1.0
Dividend included in other liabilities	$0.1	$—